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                                                                       Exhibit 9

                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599

                                              July 27, 1999


CMA Tax-Exempt Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

     We consent to the reference in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (File Nos. 2-69877 and 811-3111) of our opinion dated December 18, 1980 filed on December 19, 1980 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                              Very truly yours,

                                              /s/ BROWN & WOOD LLP